As filed with the U.S. Securities and Exchange Commission on December 24, 2014

Registration No. 333-199336

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  AMENDMENT NO. 1

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

First Priority Tax Solutions Inc.
(Exact name of registrant as specified in its governing instruments)

137 N. Main Street, Suite 200A

Dayton, Ohio 45402

Tel: (859) 268-6264

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Heitz, President

First Priority Tax Solutions Inc.

137 N. Main Street, Suite 200A

Dayton, Ohio 45402

Tel: (859) 268-6264

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy of communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower, 65 East 55th Street

New York, New York 10022

Tel.: (212) 451-2300; Fax: (212) 451-2222; Email: sfeldman@olshanlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated December 24, 2014

4,000,000 Shares

First Priority Tax Solutions Inc.

Common Stock

This is a resale prospectus for the resale of up to 4,000,000 shares of our common stock by the selling stockholders listed in this prospectus. Michael Heitz, our largest stockholder, director and President, is registering 2,260,000 shares of common stock (or approximately 56.5% of the total shares being registered). We will not receive any proceeds from the sale of the shares of common stock being registered.

Our shares of common stock are not traded on any public market and, although we have initiated steps to have our common stock quoted on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (FINRA) upon the effectiveness of the registration statement, of which this prospectus is a part, we may not be successful in these efforts, and our common stock may never trade in any public market.

Selling stockholders (excluding Mr. Heitz) will sell their shares of common stock at a fixed price of $0.02 per share until our shares of common stock are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or at privately-negotiated prices. Mr. Heitz, who is deemed to be an underwriter, must offer his shares of common stock at a fixed price of $0.02 per share for the duration of this offering (even if our shares are later quoted on the OTC Bulletin Board).

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 9.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ , 2015

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FIRST PRIORITY TAX SOLUTIONS, INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
SUMMARY FINANCIAL DATA	8
RISK FACTORS	9
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	25
USE OF PROCEEDS	26
DETERMINATION OF OFFERING PRICE	26
DIVIDEND POLICY	26
SELLING STOCKHOLDERS	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
BUSINESS	36
INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	41
MANAGEMENT	42
PRINCIPAL STOCKHOLDERS	47
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	48
MARKET FOR SECURITIES	48
DESCRIPTION OF CAPITAL STOCK	48
SHARES ELIGIBLE FOR FUTURE SALE	51
PLAN OF DISTRIBUTION	51
LEGAL MATTERS	56
EXPERTS	57
WHERE YOU CAN FIND ADDITIONAL INFORMATION	57

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding our company and the shares of common stock being sold by the selling stockholders in this offering.

Unless the context otherwise requires, when we refer to “our company,” “we,” “us” or “our,” we are referring to First Priority Tax Solutions Inc., a Delaware corporation.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Our Company

First Priority Tax Solutions Inc. is engaged in the business of acquiring, developing, managing and selling residential and commercial income-producing properties in the Cincinnati and Dayton, Ohio metropolitan areas. We generate revenue primarily from rental income from the tenants occupying the properties we acquire and from the proceeds of property sales.

Since starting our business in March 2014, we have acquired two single-family homes and one light industrial facility in Dayton, Ohio. Both homes were sold in July 2014. Our commercial property is currently vacant and being marketed for redevelopment, sale or lease. We intend to expand our acquisitions to other select markets in nearby areas and states that fit our investment criteria as we continue to evaluate new investment opportunities in different markets.

Real Estate Investment Strategy

Our principal objective is to generate cash flow while gaining price appreciation at the same time through the ownership of our properties. With this objective in mind, we have developed our real estate investment strategy to focus on:

•	properties undervalued and/or in need of some renovation or environmental remediation,

•	tax lien sales, bank-owned foreclosures and other lender-owned properties,

•	public and private auction properties, and

•	bulk liquidation purchases.

We believe the execution of this strategy will allow us to generate immediate and steady cash flow from the rental income from the properties that we acquire, while potentially gaining significant appreciation over time after these properties are renovated and, in some cases, environmentally remediated. We expect that the available cash flow generated from the rental income of our properties, as well as net proceeds from their sales, will allow us to pay the operating and improvement costs of our properties.

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We intend to seek potential property acquisitions that are located in Ohio and nearby states meeting the above criteria. We believe the most important factors for evaluating the markets in which we intend to purchase properties include:

•	historic and projected population growth,

•	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired,

•	markets with historic and growing numbers of a qualified and affordable workforce,

•	high historic and projected employment growth,

•	stable household income and general economic stability, and

•	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future. In order to diversify our portfolio, we may acquire a portion of our real estate investments through joint ventures with affiliates and third parties, such as institutional investors.

Competitive Advantage

In addition to our real estate investment strategy, we believe that our competitive advantage includes our experienced management team and extensive sourcing network. Our management team has cultivated and developed a wide network of industry relationships over the years with brokers, sellers, property managers, general contractors, institutional investors, policymakers, lenders, aggregators of assets, environmental specialists and real estate lawyers, which we believe provides with a distinct competitive advantage to source a greater number of off-market transactions. Through this network, we have been able to source attractive portfolio acquisitions, and we believe they may provide us with additional attractive privately-negotiated acquisition opportunities that in some cases may not be available to other market participants. We believe that this can result in more favorable pricing for acquisitions than if we were bidding on fully-marketed deals.

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Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to an investment in our common stock.

•	We commenced business in March 2014 and have a limited operating history to evaluate.

•	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

•

Our dependence on rental income and sales proceeds may adversely affect our profitability, our ability to meet our debt obligations, if any, and our ability to make distributions, if any, to our stockholders.

•	With limited properties, failure by any tenant to make rental payments to us could seriously harm our financial performance.

•	We may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our results of operations and cash flow.

•	Our results of operations will be significantly influenced by the economies in the select markets and communities in which we operate, and the market for residential and commercial space generally.

•	Our auditor has expressed substantial doubt about our ability to continue as a going concern.

•	We have not identified any additional sources of financing to begin acquiring additional properties.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Management has and will continue to have a significant controlling interest in our outstanding shares of common stock.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

•	Prior to this offering, there has been no public market for our shares of common stock and an active trading market for our shares may not develop or be sustained following this offering.

2014 Private Placement

In May and June 2014, we sold 1,740,000 shares of our common stock in a private placement at $0.02 per share to 32 individuals. The price per share was determined by our Board of Directors.

Michael Heitz is selling 2,260,000 shares of common stock, or 56.5% of the 4,000,000 shares being registered. Upon the completion of this offering, Mr. Heitz will beneficially own 30.3% of our outstanding shares of common stock, assuming the sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any registration rights agreement or other agreement) and are subjecting ourselves to the reporting requirements under the Securities Exchange Act of 1934 because we believe that being a public company will provide us benefits in visibility and the way that we are perceived by property owners and others, as well as the possibility of providing liquidity to our stockholders.

Corporate Information

We were incorporated in the State of Delaware on March 31, 2014. At December 24, 2014, we had two employees, one of whom is Michael Heitz, our President, who devotes  approximately 75% of his business time  to our company. Our principal executive office is located at 137 N. Main Street, Suite 200A, Dayton, Ohio 45402, and our telephone number is (859) 268-6264. We maintain a website at www.firstprioritytaxsolutions.com. The contents of this website are not part of this prospectus and should not be relied upon with respect to making a decision to invest in our common stock.

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The Offering

The shares of common stock being offered for resale under this prospectus by the selling stockholders identified in this prospectus consist of 69.7% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock that may be sold by the selling stockholders	4,000,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders by this prospectus, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9.

Trading market

None. While a market-maker has filed a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTC Bulletin Board, such efforts may not be successful and our shares may never be quoted and holders of our common stock may not have a market in which to sell their shares. No estimate can be given as to the time that this application process will require.

Selling stockholders (excluding Michael Heitz, our President) will sell their shares of common stock at a fixed price of $0.02 per share until our shares of common stock are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or at privately-negotiated prices. Mr. Heitz, who is deemed to be an underwriter, must offer his shares of common stock at a fixed price of $0.02 per share for the duration of this offering (even if our shares are later quoted on the OTC Bulletin Board).

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Summary Financial Data

The following summary financial data should be read in conjunction with the financial statements and the notes thereto appearing at the end of this prospectus.

	For the three months ended September 30, 2014	From March 31, 2014 (inception) through June 30, 2014
Statement of Operations Data:
Revenue	$8,900	$-
Loss from operations	(3,587)	(15,530)
Net loss	(4,444)	(15,809)
Weighted average common sharesoutstanding – basic and diluted	5,740,000	4,000,000

At September 30, 2014
Balance Sheet Data:
Total assets	$119,238
Total liabilities	86,136
Total stockholders’ equity	33,102

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RISK FACTORS

You should be aware that there are various risks to an investment in our shares of common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and prospects could be materially and adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a limited operating history and therefore management cannot ensure the long-term successful operation of our business or the execution of our business plan.

We commenced business operations in March 2014. As a result, we have a limited operating history upon which you may evaluate our business and prospects and an investment in our common stock may entail significantly more risk than the shares of common stock of a company with a substantial operating history. Our business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early stage enterprises. You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

•	the absence of a lengthy operating history;

•	insufficient capital to fully realize our operating plan;

•	our ability to anticipate and adapt to a developing market;

•	a competitive business environment;

•	our ability to identify, attract and retain qualified personnel;

•	our reliance on key management personnel; and

•	our ability to identify and complete future acquisitions of properties that meet our acquisition criteria.

Because we are subject to these risks, evaluating our business may be difficult. We may be unable to successfully overcome these risks, which could harm our business and prospects. Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks, there may be an adverse effect on our business, results of operations, financial condition and cash flows.

We have limited financial resources which makes it more difficult for us to operate and to raise capital or other financing. Without substantial financial resources, we will be unable to implement our real estate investment strategy to expand our business.

We have limited financial resources and have not established a source of equity or debt financing. We had working capital of $43,602 and total stockholders’ equity of $33,102 at  September 30, 2014. If we are unable to generate meaningful revenue or obtain financing or if the financing that we do raise is insufficient to cover operating losses that we may incur, we may have to curtail all or most of our operations.

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Our auditors’ report on our financial statements contains an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern, which may make it more difficult for us to be a credible participant in the real estate acquisition business.

We had an accumulated deficit of $15,809 at June 30, 2014, and a net loss of $15,809 and net cash used in operating activities of $15,526 for the period from March 31, 2014 through June 30, 2014. Our auditors indicated that there is substantial doubt about our ability to continue as a going concern in an explanatory paragraph to their report on our financial statements for the period from March 31, 2014 (inception) through June 30, 2014, which may make it more difficult for us to be a credible participant in the real estate acquisition business.

We may not have sufficient financial resources or be able to arrange financing to repay our outstanding $85,000 note upon maturity, which would result in an event of default.

In June 2014, we issued a note to Holly1 LLC, an unaffiliated thirty party, in the amount of $85,000 to fund the purchase of our light industrial facility in Dayton, Ohio.  The entire outstanding principal amount of the note, together with accrued interest at 4% per annum, will become due and payable by us on June 1, 2016.  We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the principal amount and interest when due.  Our failure to make this payment at maturity would result in an event of default with respect to the note.

We have acquired only three real estate properties, of which two have been sold and one is vacant. In the future, the actual rents we receive for the properties may be less than our asking rents, and we may experience a decline in realized rental rates from time to time, negatively impacting our ability to generate cash flow growth.

We have acquired three real estate properties, of which two have been sold and one is vacant. We have limited rental income and sales proceeds to date. In the future, we may be unable to realize our asking rents at our properties, which may result of various factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets. In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain sufficient rental rates across our properties, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on market rental rates at any given time as compared to expiring leases, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on our investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, real estate investment trusts (REITs) and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these properties and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on our investment, which would likely negatively impact, in turn, our stock price.

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Even though we intend to purchase only those properties that fit our real estate investment strategy, there is a possibility that our purchases may not provide the results predicted which could negatively affect our cash flow.

We intend to invest in properties that will be “cash flow positive.” This means properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid. Even though we intend to purchase these types of properties, unforeseen circumstances may cause such properties to become cash flow negative whereby the income from the property does not cover all of its expenses. Some conditions may be neighborhood changes/conditions, economic conditions, property conditions and unforeseen expenses. If this occurs it may have a negative impact on our business and may require us to sell our properties at a loss.

If we sell properties by providing financing to purchasers of our properties, net sales proceeds would be delayed and defaults by the purchasers could reduce our cash.

We may sell properties to our tenants. If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash. Even in the absence of a purchaser default, the distribution of the proceeds of sales or their reinvestment in other assets will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Recent disruptions in the financial markets and continuing poor economic conditions could adversely affect the values of our existing properties and those that we acquire and our ongoing results of operations.

Disruptions in the capital markets during the last few years have constrained equity and debt capital available for the acquisition of real property and have consequently caused reductions in property values. Further, the current state of the economy and the implications of future potential weakening may negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our properties. The recent downturn may impact our future tenants’ financial resources directly, reducing their ability to pay rent. Liquidity in the global credit market has been significantly contracted by market disruptions in recent years, making it more costly to obtain acquisition financing, new lines of credit or refinance existing debt, when debt financing is available at all.

The occurrence of these events could have the following negative effects on us:

•	the values of our properties could decrease below the amounts we paid for the properties, and

•

revenues from our properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables, and we may not be able to refinance any future indebtedness or obtain debt financing on attractive terms.

These factors could decrease the value of our properties and ultimately any return to stockholders.

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Financial markets are still recovering from a period of disruption and recession, and we are unable to predict if and when the economy will stabilize or improve which could adversely affect our financial condition and our ability to raise capital on favorable terms.

The financial markets are still recovering from a recession, which created volatile market conditions, resulted in a decrease in availability of business credit and led to the insolvency, closure or acquisition of a number of financial institutions. While the markets show signs of stabilizing, it remains unclear when the economy will fully recover to pre-recession levels. Continued economic weakness in the U.S. economy generally or a new recession would likely adversely affect our financial condition and that of our tenants and could impact the ability of our tenants to pay rent to us.

We may not be able to operate our business or implement our operating policies and strategies successfully which could result in the loss of some or all of your investment.

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively-priced residential properties, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks, as well as overall economic conditions. We may not be able to maintain any agreements with future lenders on favorable terms or at all. Further, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

Potential losses such as those from adverse weather conditions, natural disasters and title claims, may not be fully covered by our insurance policies resulting in significant costs and the loss of the capital invested in the damaged properties, as well as the anticipated future cash flows from those properties.

Our business operations are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters that could cause significant damage to our properties. Although we intend to obtain insurance for our properties, our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies may include substantial self-insurance portions and significant deductibles and co-payments for such events, and recent hurricanes in the United States have affected the availability and price of such insurance. As a result, we may incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue certain insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.

We will not carry insurance for certain losses, including, but not limited to, losses caused by certain environmental conditions, such as mold or asbestos, riots or war. In addition, our title insurance policies may not insure for the current aggregate market value of our properties, and we do not intend to increase our title insurance coverage as the market value of our properties increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims.

If we experience a loss that is uninsured or which exceeds our policy limits, we could incur significant costs and lose the capital invested in the damaged properties, as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

In addition, certain of our properties may not be able to be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

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Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on our investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

We are and will continue to be completely dependent on the services of Michael Heitz, our President, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and contacts of Michael Heitz, our President. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without Mr. Heitz or an appropriate replacement.

We intend to acquire key-man life insurance on the life of Mr. Heitz naming us as the beneficiary if and when we obtain the resources to do so and Mr. Heitz remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors. Competition for highly skilled managerial, investment, financial and operational personnel is intense, and we cannot assure our stockholders that we will be successful in attracting and retaining such skilled personnel. If we are unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

Michael Heitz, our President and who will initially serve as our principal financial and accounting officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Securities Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Michael Heitz, our President and who will initially serve as our principal financial and accounting officer, has no meaningful financial reporting education or experience. He is and will remain heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement, of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated under that Act. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended June 30, 2015. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees (currently only one, our President) to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our President.

We have only two directors, one of whom is our President and Chairman of the Board. Accordingly, we cannot establish Board committees comprised of independent members to oversee functions like audit or compensation issues. In addition, a tie vote of Board members is decided in favor of the Chairman, which gives him significant control over all corporate issues.

Until we have a larger Board of Directors that would include some independent members, if ever, there will be limited oversight of our President’s decisions and activities and little ability for minority stockholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority stockholders.

Risks Related to the Real Estate Industry Generally

There are significant risks involved with any investment in real estate.

The performance of our investments, and the performance of our company and our ability to make distributions, is subject to those risks typically associated with investments in real estate. Any change in operating expenses and tax rates could adversely affect operating results or render the sale, financing, or refinancing of a portfolio of properties difficult or unattractive. Certain expenditures associated with the properties will be fixed (principally real estate taxes and maintenance costs) and will be payable even if the properties do not generate sufficient income, which could have a negative impact on us. No assurance can be given that certain assumptions as to future costs of operating any of our properties will be accurate, since such matters will depend on events and factors beyond our control. These factors include, among others:

•

changes in national, regional, or local economic conditions, including economic slowdowns or recessions and national and international political and socioeconomic circumstances, which could negatively impact our ability to lease or to sell properties on favorable terms and the ability of any tenant to pay rent;

•	changes in local market conditions or characteristics;

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•

changes in interest rates and in the availability, costs, and terms of borrowings, including recent unprecedented volatility and disruption in the credit markets, which may make the sale, financing, or refinancing of a portfolio of properties difficult and/or costly;

•

changes in federal, state, or local regulations and controls affecting rents, prices of goods, fuel and energy consumption, environmental restrictions, real estate taxes, and other factors affecting real property;

•	federal, state, and local regulatory requirements, including state and local fire and life-safety requirements, zoning and permitted use laws;

•	continued validity and enforceability of leases;

•	the vacancy rate and the length of any vacancy for a property;

•	the financial condition of tenants;

•	the ongoing need for capital improvements and our ability to control the costs, plans, specifications, and timing in connection with such improvements;

•	changes in operating costs such as utilities;

•	costs of remediation and liabilities associated with environmental conditions;

•	the perceptions of prospective tenants and residents of the safety, convenience, and attractiveness of the properties and surrounding areas;

•	acts of nature, such as earthquakes, tornadoes, and floods; and

•	utility and other easements in favor of third parties may exist on and encumber a particular property.

A worsening of current financial market conditions or events negatively impacting the U.S. banking system could adversely affect our operations and our ability to make distributions.

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Uninsured or underinsured losses relating to real property may adversely affect our returns.

We attempt to ensure that all of the properties we acquire are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, fires, earthquakes, acts of war, acts of terrorism or riots, that may not always be insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of the properties we acquire incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or restore a property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect us and the market price of our common stock. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

Due diligence on properties may not reveal all conditions that may adversely affect the value of our investments.

We perform due diligence on each investment prior to its acquisition. Regardless of the thoroughness of the due diligence process, not all circumstances affecting the value of an investment can be ascertained through the due diligence process. If the due diligence materials provided to us are inaccurate, if we do not sufficiently investigate or follow up on matters brought to our attention as part of the due diligence process, or if the due diligence process fails to detect material facts that impact the value determination, we may acquire an investment that results in significant losses to us or may overpay for an investment, which would cause our financial results to suffer.

Contingent or unknown liabilities could adversely affect our financial condition.

Our acquisition activities are subject to many risks. We may acquire properties that are subject to unknown or contingent liabilities, including liabilities for or with respect to liens attached to properties, unpaid real estate taxes, utilities or homeowner’s association (“HOA”) charges for which a prior owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of vendors or other persons dealing with the acquired properties and tax liabilities, among other things. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown or contingent liabilities or conditions. As a result, if any such liability were to arise relating to our properties, or if any adverse condition exists with respect to our properties that is in excess of our insurance coverage, we might have to pay substantial sums to settle or cure it, which could adversely affect us. The properties we acquire may also be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties, including prohibitions on leasing or requirements to obtain the approval of HOAs prior to leasing. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

In addition, purchases of single-family homes acquired as part of a portfolio typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers of such properties. Such properties also often have unpaid tax, utility and HOA liabilities for which we may be obligated but fail to anticipate.

Costs of complying with governmental laws and regulations may reduce our income and cash available for distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to, among other things, environmental protection, human health and safety and access by persons with disabilities. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations, even if we did not cause the events(s) resulting in liability.

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Environmental Laws Generally. Environmental laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the acts causing the contamination were legal, regardless of whether the contamination was present prior to a purchaser’s acquisition of a property, and whether an owner knew of such contamination. The conditions of investments at the time we acquire them, operations in the vicinity of our investments, such as the presence of underground tanks, or activities of unrelated third parties may affect the value or performance of our investments.

Hazardous Substances. The presence of hazardous substances on owned real estate owned by us, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge investments as collateral for future borrowings Any material expenditures, fines, or damages that we must pay will reduce our ability to make distributions to stockholders and may reduce the value of an investment in our common stock.

Other Regulations. We may be required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements, and these expenditures could adversely affect our performance and ability to make distributions to stockholders.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental revenue from that property.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sales to our stockholders may be limited.

Real estate investments are relatively illiquid, and, as a result, we may have a limited ability to sell our properties should the need arise. When we sell our properties, we may not realize gains on such sales. We may elect not to distribute any proceeds from the sales of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	create working capital reserves;

•	complete repairs, maintenance or other capital improvements or expenditures to our remaining properties; or

•	for general corporate purposes.

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Increases in property taxes could adversely affect the value of a property or our ability to hold the property long enough to realize the desired return on its investment.

Property taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. As the owner of real estate properties, we will be responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, we may or may not be able to raise rents to offset such increased taxes. Because such changes in property taxes are difficult to predict when a property is acquired, the financial results projected at the time of our investment may be realized during the period of our ownership and, therefore, cash flows and property values could be materially and negatively affected in a manner that we cannot foresee. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the property and the property may be subject to a tax sale.

Risks Related to Our Common Stock

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized (92,000,000) but unissued (86,260,000) shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of our company because the shares may be issued to parties or entities committed to supporting existing management.

The interests of stockholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of the company.

Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized (92,000,000) but unissued (86,260,000) shares of common stock. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other stockholders. Our ability to issue shares without stockholder approval serves to enhance existing management’s ability to maintain control of the company.

Our certificate of incorporation provides for indemnification of officers and directors at our expense and limits their liability that may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our certificate of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees and agents, under certain circumstances, against legal fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees or agents, upon such person’s written promise to repay us for those expenses if it is ultimately determined that any such person would not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

Currently, there is no established public market for our securities, and there can be no assurance that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market-maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market-maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurance as to whether:

•	any market for our shares will develop,

•	the prices at which our common stock will trade, or

•

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market-makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these “Risk Factors,” investor perception of our company and general economic and market conditions. No assurance can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock rules. See “Plan of Distribution” and the next two risk factors for implications of holding a penny stock.

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Any market that develops in shares of our common stock will be subject to the penny stock rules and restrictions pertaining to low-priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our shares, if any, will be in the over-the-counter market on the OTC Bulletin Board as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stock for the immediately foreseeable future. This classification adversely affects market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stock and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stock, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stock are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stock.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	the fact that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading, commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Because of these rules, broker-dealers may not wish to engage in the necessary paperwork and disclosures and may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our shares, if and when our shares become publicly traded. In addition, the liquidity for our shares may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their shares.

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The market for penny stock has experienced numerous frauds and abuses that could adversely impact investors in our stock.

We believe that the market for penny stock has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the stock by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case in this instance) if purchased from a non-reporting issuer, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of a company’s outstanding common stock each three months. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities “blue sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “blue sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the shares. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately nine states which do not offer manual exemptions and require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. For more information on blue sky matters, see “Plan of Distribution - State Securities - Blue Sky Laws.”

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If our common stock is quoted on the OTC Bulletin Board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the OTC Bulletin Board or any other available markets or exchanges. Such short selling, which we believe affects smaller publicly-held companies more than larger ones, if it were to occur, could impact the value of our common stock in an extreme and volatile manner to the detriment of our stockholders.

Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over the company.

Our certificate of incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

All 4,000,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 4,000,000 shares of our common stock held by 33 stockholders that are being registered in this offering may be sold subsequent to the date of this prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and the actual sale thereof reduces the likelihood of the establishment and maintenance of an orderly trading market for our shares at any time in the near future.

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The ability of Michael Heitz, our President, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Upon the completion of this offering, Michael Heitz, our President, will beneficially own approximately 39.4% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, Mr. Heitz will be in a position to continue to have significant influence in the election of our Board of Directors, decide all matters requiring stockholder approval and determine our policies. The interests of Mr. Heitz may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority stockholders would have a difficult time of overriding decisions made by Mr. Heitz. This level of control may also have an adverse impact on the market value of our shares because Mr. Heitz may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of Board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates as to new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus are forward-looking statements. Such forward-looking statements contained in this prospectus, which is a part of our registration statement, involve risks and uncertainties, including statements as to:

•	any future operating results;

•	our business prospects;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and local real estate market in particular;

•	any possible financings; and

•	adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Stockholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are only made as of the date of this prospectus, and we undertake no obligation (other than as required by U.S. federal securities laws) to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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USE OF PROCEEDS

In May and June 2014, we sold 1,740,000 shares of our common stock to 32 individuals for $36,951. No one purchaser acquired more than 287,000 shares in the private placement, or 5% of our outstanding shares. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were minimal.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders, none of which are acting in concert with us or as a conduit of us. We are registering 4,000,000 of our 5,740,000 currently outstanding shares of common stock for resale to provide the holders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our stockholders in our private placement in May and June 2014. All of our outstanding shares were issued at $0.02 per share in May and June 2014, except for those 4,000,000 shares issued to our President at the time that we incorporated in Delaware in March 2014. Accordingly, in determining the offering price, we selected $0.02 per share which was the price per share paid by our 32 other stockholders, excluding our President.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market-maker has filed a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that the market-maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTC Bulletin Board. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash dividend or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

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SELLING STOCKHOLDERS

At December 24, 2014, we had 33 stockholders.

Of the total outstanding shares, 4,000,000 shares were issued to Michael Heitz, our President, at the time that we became a corporation in Delaware in March 2014. The newly-issued shares were recorded to reflect the $.000001 par value.

An additional 1,740,000 shares were issued to 32 additional stockholders at $0.02 per share for $36,951 in cash in May and June 2014. These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided. Each of these 32 stockholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description. All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(a)(2) of the Securities Act of 1933, as amended. We have made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of the sophistication of each investor, as well as education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us.

In addition to providing proof that each stockholder paid for their shares as indicated in their respective Subscription Agreements, such agreements also verify that each stockholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each stockholder agreed to act independently. Each investor signed the same form of Subscription Agreement. A form of the Subscription Agreement is filed as Exhibit 10.3 to our registration statement, of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of December 24, 2014 and as adjusted to give effect to the sale of the shares offered hereunder.

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Selling Security Holders	SharesOwned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to First Priority Tax or Affiliates
Heitz, Michael	4,000,000	2,260,000	1,740,000, 30.3%	President and Director
Bond, Adrian	80,000	80,000	0	Stockholder only
Coates, Stephen	80,000	80,000	0	Stockholder only
Hardy, Alice	80,000	80,000	0	Stockholder only
Karakaya, Halit	80,000	80,000	0	Stockholder only
Mathews, Tania	80,000	80,000	0	Stockholder only
Rose, Carol	80,000	80,000	0	Stockholder only
Streeter, Tania	80,000	80,000	0	Stockholder only
Crankshaw, Sebastian	60,000	60,000	0	Stockholder only
Fishbourne, Rosanna	60,000	60,000	0	Stockholder only
Kiley, Dominic	60,000	60,000	0	Stockholder only
Molano-Avilan, Alexandria	60,000	60,000	0	Stockholder only
McNeil, Amelia	60,000	60,000	0	Stockholder only
Nicholls, Julian	60,000	60,000	0	Stockholder only
Ray, Andrew	60,000	60,000	0	Stockholder only
Ray, Rita	60,000	60,000	0	Stockholder only
Ragana, Lilith	60,000	60,000	0	Stockholder only
Benham, Thomas	40,000	40,000	0	Stockholder only
Cham, Behzad	40,000	40,000	0	Stockholder only
d’Abo, Anne Clare	40,000	40,000	0	Stockholder only
Dezelski, Paul	40,000	40,000	0	Stockholder only
Docker, Georgia	40,000	40,000	0	Stockholder only
Exley, Nigel	40,000	40,000	0	Stockholder only
Hodson, Lee	40,000	40,000	0	Stockholder only
Jeddi, Bizhan	40,000	40,000	0	Stockholder only
Kozanecki, Jacek	40,000	40,000	0	Stockholder only
Patel, Narendra	40,000	40,000	0	Stockholder only
Rajgopaul, Barath	40,000	40,000	0	Stockholder only
Ralston-Saul, William	40,000	40,000	0	Stockholder only
Rix, Anthony	40,000	40,000	0	Stockholder only
Rowell, Susannah	40,000	40,000	0	Stockholder only
Truss, Sheila	40,000	40,000	0	Stockholder only
Wigmore, Timothy	40,000	40,000	0	Stockholder only
	5,740,000	4,000,000	1,740,000

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To the best of management’s knowledge, none of the selling stockholders are broker/dealers or affiliates of broker/dealers.

Michael Heitz, our President, is a selling stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Heitz’s current intention is to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us. He, nevertheless, is offering approximately 56.5% of his stockholder interest (2,260,000 shares out of his total holdings of 4,000,000 shares) in this offering (39.4% of all outstanding shares). As an officer and control person of our company, Mr. Heitz may not avail himself of the provisions of Rule 144.

Selling stockholders (excluding Michael Heitz, our President) will sell their shares of common stock at a fixed price of $0.02 per share until our shares of common stock are quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices, or at privately-negotiated prices. Mr. Heitz who is deemed to be an underwriter, must offer his shares of common stock at a fixed price of $0.02 per share for the duration of the offering (even if our shares are later quoted on the OTC Bulletin Board).

All non-management stockholders received their shares in a private placement in May and June 2014 for $0.02 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIALCONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the “Business” and “Investment Policies and Policies with Respect to Certain Activities” sections of this prospectus and financial statements and related notes that are included elsewhere in this prospectus. Where appropriate, the following discussion includes the effects of completion of this offering and the use of the net proceeds. This discussion contains forward-looking statements based upon our current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and in other parts of this prospectus.

Introduction

We are engaged in the business of acquiring, developing, managing and selling residential and commercial income-producing properties in the Cincinnati and Dayton, Ohio metropolitan areas. We generate revenue primarily from rental income from the tenants occupying the properties we acquire and from the proceeds of property sales.

Since starting our business in March 2014, we have acquired two single-family homes and one light industrial facility in Dayton, Ohio. Both homes were sold in July 2014. Our commercial property is currently vacant and being marketed for redevelopment, sale or lease. We intend to expand our acquisitions to other select markets in nearby areas and states that fit our investment criteria as we continue to evaluate new investment opportunities in different markets. All of our properties to date have been acquired and improved from available cash.

Our principal objective is to generate cash flow while gaining price appreciation at the same time through the ownership of our properties. We believe the execution of this strategy will allow us to generate immediate and steady cash flow from the rental income from the properties that we acquire, while potentially gaining significant appreciation over time after these properties are renovated and, in some cases, environmentally remediated. We expect that the available cash flow generated from the rental income of our properties, as well as net proceeds from their sales, will allow us to pay the operating and improvement costs of our properties.

We intend to seek potential property acquisitions that are located in Ohio and nearby states meeting the above criteria.

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Critical Accounting Policies

Our management is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of our financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. Several of our significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Development Stage Company

We are a development stage company as defined by Section 915-10-20 of the FASB Accounting Standards Codification. We are devoting substantially all of our efforts on establishing our business and our planned principal operations have not commenced. All losses accumulated since inception have been considered as part of our development stage activities. We have elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, we will no longer present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. Our critical accounting estimates and assumptions affecting the financial statements were:

•

Assumption as a going concern: Management assumes that we will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

•

Valuation allowance for deferred tax assets: Management assumes that the realization of our net deferred tax assets resulting from our net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) our company has incurred recurring losses, (b) general economic conditions, and (c) our ability to raise additional funds to support our daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

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Revenue Recognition

We follow paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. We will recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Residential property leases will be for terms of generally one year or less. Rental income is recognized on a straight-line basis over the term of the lease.

Rent concessions, including free rent if incurred in connection with residential property leases, will be amortized on a straight-line basis over the terms of the related leases (generally one year) and will be charged as a reduction of rental revenue.

Matters That May or Are Currently Affecting Our Business

The main challenges and trends that could affect or are affecting our financial results include:

•	a failure by any tenant to make rental payments to us, and our ability to renew leases, lease vacant space or re-lease space as leases expire, because we depend on rental income;

•	a downturn in residential and commercial markets in the geographic areas in which we operate, so as to cause our properties to be vacant for long periods of time; and

•	our ability to raise significant financing to acquire additional properties, which we anticipate may be easier as a public company

Results of Operations

Revenue

We recorded $8,900 in revenue for the three months ended September 30, 2014 and no revenue from operations for the period from March 31, 2014 (inception) through June 30, 2014. We generate revenue from the rental income of the properties that we acquired and expect to acquire in the future.

Operating Expenses

We recorded $10,87 and $15,530 in total operating expenses for the three months ended September 30, 2014 and the period from March 31, 2014 (inception) through June 30, 2014 , respectively. Our start-up phase operating expenses consisted of professional fees of $8,309 and $14,000 , respectively.  and general and administrative costs of $1,778 and $1,530 , respectively. Future operating expenses will consist of personnel costs, insurance and facility costs, depreciation and amortization, marketing and sales, professional fees such as legal and accounting, and other general and administrative costs.

Liquidity and Capital Resources

In May and June 2014, we sold 1,740,000 shares of our common stock to 32 individuals for $36,951. No one purchaser acquired more than 287,000 shares in the private placement, or 5% of our outstanding common stock.

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We will pay all costs relating to this offering estimated at $50,000. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans from our President. Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our President has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so. A formal written arrangement exists with respect to our President’s commitment to loan funds for this purpose and, accordingly, the agreement between us and our President (filed as Exhibit 10.2) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurance, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus provided that our costs of being a public company remain equal to or below the maximum estimate provided below.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate vendors and professionals who provide products and services to us, although there can be no assurance that we will be successful in any of those efforts. To date, we have not identified any obligations that we may seek to settle in this manner nor have we identified any vendors, professionals or other creditors that we may approach with this idea.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurance that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business. To date, we have not identified any obligations that we may seek to settle in this manner nor have we identified any vendors, professionals or other creditors that we may approach with this idea. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of our company because the shares may be issued to parties or entities committed to supporting existing management.

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On June 1, 2014, we issued a note to Holly1 LLC, an unaffiliated third party, in the amount of $85,000 to fund  the purchase of  our light industrial facility in Dayton, Ohio. The note bears interest at 4% per annum with  the entire outstanding  principal amount of the note together with accured interest, due and payable on June 1, 2016, and is an unsecured obligation. Holly1 LLC is an existing investment vehicle of Rebecca McKinnon, a business acquaintance of management who is not affiliated with our company.

We have no current plans, commitments or arrangements to enter into any merger or acquisition, nor have we in the past entered into any negotiations, received a letter of intent relating thereto or otherwise initiated the process of identifying or acquiring any business opportunity.

Recent Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the transaction price.

4.	Allocate the transaction price to the performance obligations in the contract.

5.	Recognize revenue when (or as) the entity satisfies a performance obligations.

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations).

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations.

3.	Assets recognized from the costs to obtain or fulfill a contract.

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In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this guidance remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The June 2014 amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Further, the June 2014 amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The June 2014 amendments also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

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When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

(a)	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans),

(b)	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, and

(c)	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

(a)	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern,

(b)	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, and

(c)	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The August 2014 amendments are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Seasonality

We have not noted a significant seasonal impact in our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303 of Regulation S-K.

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BUSINESS

We are engaged in the business of acquiring, developing, managing and selling residential and commercial income-producing properties in the Cincinnati and Dayton, Ohio metropolitan areas. We generate revenue primarily from rental income from the tenants occupying the properties we acquire and from the proceeds of property sales.

Real Estate Investment Strategy

Our principal objective is to generate cash flow while gaining price appreciation at the same time through the ownership of our properties. With this objective in mind, we have developed our primary real estate investment strategy to focus on:

•	income-producing residential and commercial properties,

•	properties undervalued and/or in need of some repairs,

•	tax lien sales, bank-owned foreclosures and other lender-owned real estate,

•	public and private auction properties, and

•	bulk liquidation purchases.

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We believe the execution of this strategy will allow us to generate immediate and steady cash flow from the rental income from the properties that we acquire, while potentially gaining significant appreciation over time after these properties are renovated and, in some cases, environmentally remediated. We expect that the available cash flow generated from the rental income of our properties, as well as net proceeds from their sales, will allow us to pay the operating and improvement costs of our properties.

We intend to seek potential property acquisitions located in Ohio and nearby states that meet the above criteria. We believe the most important factors for evaluating the markets in which we intend to purchase properties include:

•	historic and projected population growth,

•	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired,

•	markets with historic and growing numbers of a qualified and affordable workforce,

•	high historic and projected employment growth,

•	stable household income and general economic stability, and

•	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future. In order to diversify our portfolio, we may acquire a portion of our real estate investments through joint ventures with affiliates and third parties, such as institutional investors.

We intend to finance future property acquisitions primarily by obtaining mortgages from local and regional banks or other financial institutions and raising equity capital through the sale of our common stock.

Competitive Advantage

In addition to our real estate investment strategy, we believe that our competitive advantage includes our experienced management team and extensive sourcing network. Our management team has cultivated and developed a wide network of industry relationships over the years with brokers, sellers, property managers, general contractors, institutional investors, policymakers, lenders, aggregators of assets, environmental specialists and real estate lawyers, which we believe provides us with a distinct competitive advantage to source a greater number of off-market transactions. Through this network, we have been able to source attractive portfolio acquisitions, and we believe they may provide us with additional attractive privately-negotiated acquisition opportunities that in some cases may not be available to other market participants. We believe that this can result in more favorable pricing for acquisitions than if we were bidding on fully-marketed deals.

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Real Estate Activities and Operations

Since starting our business in March 2014, we have acquired two single-family homes and one light industrial facility in Dayton, Ohio. Both homes were sold in July 2014. Our commercial property is currently vacant and being marketed for redevelopment, sale or lease. We intend to expand our acquisitions to other select markets in nearby states that fit our investment criteria as we continue to evaluate new investment opportunities in different markets.

The following table presents summary data concerning these properties as of December 24, 2014:

Location	Property Type	Aggregate Investment	Status	Age (years)	Size (square feet)

Valley Street , Dayton, Ohio	Single-family house	$1,200	Sold (subject to mortgage)	103	856
Gerhard Street , Dayton, Ohio	Single-family house	$1,200	Sold (subject to mortgage)	99	1,328
Stanley Avenue , Dayton, Ohio	Light industrial facility	$79,248	Being marketed for redevelopment, sale or lease	60	77,792

1029 Valley Street, Dayton, Ohio – On July 10, 2014, we acquired for no money from the Montgomery County (Ohio) Land Reutilization Corporation (known as the Land Bank) this single-family home located in Dayton, Ohio. The mission of the Land Bank is to facilitate the transition of blighted, foreclosed and abandoned properties into viable, marketable properties by working collaboratively with public and private entities in a financially responsible, transparent manner with a long term goal of returning these properties to the tax roll. The home occupies 856 square feet. We spent $1,200 cleaning the home and surrounding property, painting and repairing the plumbing and electricity in the home to be suitable for living. In August 2014, we sold the home to an individual pursuant to a sale agreement providing for the buyer's payment of $1,000 upon signing the agreement and 11 monthly payments of $400 through July 2015 , plus the assumption of all realty taxes on the property. The payment obligation is secured by a mortgage note on the property.

1061 Gerhard Street, Dayton, Ohio – On July 1, 2014, we acquired for no money from the Land Bank this single-family home located in Dayton, Ohio. The home occupies 1,328 square feet. We spent $1,200 cleaning the home and surrounding property, painting and repairing the plumbing and electricity in the home to be suitable for living. In September 2014, we sold the home to an individual pursuant to a sale agreement providing for the payment of $1,000 upon signing the agreement and nine monthly payments of $500 through June 2015 , plus the assumption of all realty taxes on the property. The payment obligation is secured by a mortgage note on the property.

The two single-family house acquisitions are not necessarily representative of the transactions that we intend to complete in the future.  Although we do not intend to routinely “flip” our properties, we may be presented with opportunities from the Land Bank and other organizations to renovate dilapidated properties for immediate occupancy within short timeframes.

1784 Stanley Avenue, Dayton, Ohio – On July 1, 2014, we acquired from the Bank of Scotland (which had previously foreclosed on this property) a light industrial facility located in Dayton, Ohio. The contract purchase price for the property was $75,000, plus closing costs of $4,248, which we paid with cash on hand. In June 2014, we had previously issued a note to Holly1 LLC, an unaffiliated third party, in the amount of $85,000 to fund our purchase of this property. The Stanley Avenue property encompasses 5.55 acres and the building occupies 77,792 rental square feet. The property is vacant as of December __, 2014, and being marketed for redevelopment, sale or lease.

Currently, the site does not need any major renovations and is believed to be in move-in condition.  We have performed minimal cleaning and repairing to the site’s interior and exterior to make it more presentable to future tenants or buyers.  We are spending nominal amounts to accomplish this.  The property is located at the bottom of an interchange for Interstate 75 in Dayton, Ohio.  Given its location, size and current condition, management believes the competitive conditions for the site are favorable for a new tenant or buyer.

We have engaged Miller-Valentine GEM Real Estate Group, a full-service real estate firm in Dayton (for whom Steve Ireland, our Secretary and Director, is a Vice President), to market this site.  Miller-Valentine GEM uses flyers, word of mouth advertising and LoopNet, an online commercial real estate listing service, among other methods, in its marketing efforts.  Additionally, the City of Dayton markets this site through its economic development office.

Annual Montgomery County and City of Dayton, Ohio real property taxes for the Stanley Avenue property are due in March 2015 and are expected to be approximately $8,800.

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To date, our two officers, Michael Heitz and Steve Ireland, have directed all aspects of our real estate operations, including the selection and management of our properties.  We expect them to continue in that role for the foreseeable future, aided from time to time by local real estate firms that market the availability of our properties for a fixed price and on site part-time workers that renovate and clean our properties.

Plan of Operation

During the next 12 months, our goal is to acquire at least two additional large commercial properties.  We expect to accomplish this by September 30, 2015.  Management has been actively searching our target areas in the southern Ohio region since July 2014 and believes this goal is reasonably attainable by that date.  Once a property is identified, we believe that we can secure financing on a property in an amount from $25,000 to $500,000.  Due to the broad range of commercial properties that we review, we are prepared to make a premium investment that exceeds $500,000, if that opportunity exists.

We will also be in contact with the Montgomery County, Ohio local government in order to identify attractive tax liens for purchase.  We are actively looking at commercial properties that appear on the government’s tax lien database for future properties.  Our goal is to acquire at least two commercial properties using this method by September 30, 2015.

We also intend to be in contact with the Land Bank to identify other properties that we can rehabilitate and eventually sell or lease.  Our goal is to acquire at least one property through this method by September 30, 2015.  Property purchase prices and associated costs (including refurbishing) by way of acquiring tax liens and through the Land Bank are expected to be below $100,000 per property.

We intend to finance future property acquisitions primarily by obtaining mortgages from local and regional banks or other financial institutions and raising equity capital through the sale of our common stock.

Regulation

General. Our properties are subject to various covenants, laws and ordinances and certain of our properties are also subject to the rules of various HOAs where such properties are located. We believe that we are in compliance with such covenants, laws, ordinances and rules, and we also require that our tenants agree to comply with such covenants, laws, ordinances and rules in their leases with us.

Fair Housing Act. The Fair Housing Act, or FHA, its state law counterparts and the regulations promulgated by HUD and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under the age of 18), handicap or, in some states, financial capability. We believe that our properties are in substantial compliance with the FHA and other regulations.

Environmental Matters. As a current or prior owner of real estate, we are subject to various federal, state and local environmental laws, regulations and ordinances, and we could be liable to third parties as a result of environmental contamination or noncompliance at our properties, even if we no longer own such properties.

Investment Company Act of 1940. We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended.

REIT Status. We do not intend to elect to operate as a real estate investment trust.

Property

Our principal executive office is located at 137 N. Main Street, Suite 200A, Dayton, Ohio 45402. We have been provided office space by our President at no cost.

Competition

We face competition from many entities engaged in real estate investment activities, including individuals, other real estate investment companies, including newly formed REITs, and real estate limited partnerships. Our competitors may enjoy significant competitive advantages that result from, among other things, having substantially more available capital, a lower cost of capital and enhanced operating efficiencies. Further, the market for the rental of properties is highly competitive. We also face competition from new home builders, investors and speculators, as well as homeowners renting their properties.

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Risk Management

We face various forms of risk in our business ranging from broad economic, housing market and interest rate risks, to more specific factors, such as credit risk related to our tenants or buyers, re-leasing of properties and competition for properties. We believe that the systems and processes developed by our experienced management team since commencing our real estate investment operations will allow us to monitor and manage these risks.

Insurance

We maintain property and liability insurance coverage related to our properties, and workers’ compensation coverage for our employees. We believe the policy specifications and insured limits under our insurance program are appropriate and adequate for our business and properties given the relative risk of loss, the cost of the coverage and industry practice. However, our insurance coverage is subject to substantial deductibles and carve-outs, and we will be self-insured up to the amount of such deductibles and carve-outs.

Intellectual Property

We have no patents or trademarks, which are not material to our business.

Legal Proceedings

We are not involved in any litigation nor, to our knowledge, is any litigation threatened against us.

Employees

On December 24, 2014, we had two employees, one of whom is Michael Heitz, our President. Mr. Heitz devotes approximately 75% of his business time to our company. There are no written employment contracts or agreements. We do not expect any of our future employees, if any , to be covered by a collective bargaining agreement. From time to time, we hire individuals for daily or weekly clean-up and repair work.

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INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our Board of Directors, without stockholder approval. Any change to any of these policies by our Board of Directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our Board of Directors believes that it is advisable to do so in our best interests. We intend to disclose any changes in our investment policies in periodic reports that we file or furnish under the Exchange Act. We cannot assure you that our investment objective will be attained.

Investments in Real Estate

We invest principally in residential and commercial properties in the Cincinnati and Dayton, Ohio metropolitan areas and intend in the future to acquire properties in nearby areas and states that we believe exhibit housing, economic, demographic, employment and other characteristics that make investments in those properties attractive as investment properties for redevelopment, sale or lease.

We pursue our investment objective through the ownership by our properties. Our management team identifies and negotiates acquisition and other investment opportunities, subject to the oversight of our Board of Directors. Investments are also subject to our policy not to be treated as an investment company under the 1940 Act.

We do not have a specific policy to acquire assets primarily for capital gain or primarily for income, although we generally target properties that we believe will generate income in the near term. No limits have been set on the concentration of our investments in any one geographic location or property type. We currently anticipate that our real estate investments will continue to be concentrated in Cincinnati and Dayton, Ohio and in single-family homes and light industrial facilities. We anticipate that, over time, our real estate investments will become more diversified in terms of geographic market, but we expect our assets to be concentrated in certain markets that exhibit the characteristics that support our real estate investment strategy.

Purchase and Sale of Investments

We expect to invest in our properties primarily for generation of current income and long-term capital appreciation. Although we do not intend to routinely  “flip” our properties,  we may be presented with opportunities from the Land Bank and other organizations to renovate dilapidated properties for immediate occupancy within short timeframes.   We may also deliberately and strategically dispose of assets in the future and redeploy funds into new acquisitions and development opportunities that align with our strategic objectives.

Certain Activities involving Related Parties

To date, we have not purchased any properties from, or sold any properties to, any of our officers, directors or stockholders, or companies affiliated with any of them, and we believe it is unlikely that any such transaction would occur in the future.  We have no current policy or limiting provisions in any governing instruments to handle these kinds of conflicts of interest, except that we would expect related party transactions to be made at fair market values and within the scope of our business plan.

Michael Heitz, our President and Chairman of the Board, will devote approximately 75% of his business time to our company.  While Mr. Heitz will continue to work through his company, Garrett LLC, that company is predominantly engaged in significant environmental clean-up situations outside of our southern Ohio target area and we do not believe Mr. Heitz’s activities with Garrett will conflict with our operations in terms of identifying appropriate projects.  Similarly, Steve Ireland, our Secretary and a director, will continue to work with Miller-Valentine GEM Real Estate Group, a full-service real estate firm in Dayton.  That firm does not participate as a principal in real estate transactions and we do not believe Mr. Ireland’s services at Miller-Valentine GEM will conflict with our operations.

Issuance of Additional Securities

If our Board of Directors determines that obtaining additional capital would be advantageous to us, we may, without stockholder approval, issue debt or equity securities, including preferred stock, retain earnings or pursue a combination of these methods. We may offer shares of our common stock or other debt or equity securities in exchange for cash, real estate assets or other investment targets and to repurchase or otherwise re-acquire shares of our common stock or other debt or equity securities. We may issue preferred stock from time to time, in one or more classes or series, as authorized by our Board of Directors without the need for stockholder approval. We have not adopted a specific policy governing the issuance of senior securities at this time.

Repurchase of Our Securities

We may repurchase shares of our common stock from time to time.

Reporting Policies

Following the effective date of this registration statement, we will file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC. We will continue to make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports or statements available free of charge on our website at www.firstprioritytaxsolutions.com, under “Investor Relations — SEC Filings,” as soon as reasonably practicable after we file these materials with, or furnish them to, the SEC.

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MANAGEMENT

Executive Officers and Directors

Our Board of Directors consists of two members. Neither member is considered “independent” (with independence being determined in accordance with the listing standards established by the NASDAQ Stock Market), because each of them is also an executive officer of our company.

Set forth below are the names, ages and positions of our executive officers and directors as of the date of this prospectus:

Name	Age	Positions
Michael Heitz	63	President and Chairman of the Board
Steve Ireland	53	Secretary and Director

Set forth below is biographical information for each of our executive officers and directors.

Michael Heitz is a real estate developer based in Lexington, Kentucky. For more than the past 30 years, he has worked as an entrepreneur and sole proprietor in the commercial real estate field, through Garrett LLC, a Kentucky limited liability company that he controls and will continue to operate part-time. In 2008, Mr. Heitz began working on environmentally-challenged properties. Through Garrett LLC, he has received more than $3,000,000 in assessment and clean-up grants from the State of Ohio. Securing these funds has assisted Mr. Heitz in acquiring, remediating and demolishing structures and readying these sites for enhanced development and sale. Mr. Heitz received a B.A. degree from West Virginia University. Mr. Heitz devotes approximately 75% of his business time to our company.

Mr. Heitz’s substantial knowledge and years of working experience in real estate development and acquisitions makes him well qualified as a member of our Board.

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Steve Ireland is a commercial real estate agent in Dayton, Ohio and, since January 2010, has been and will continue to be  a Vice President of Miller-Valentine GEM Real Estate Group. Miller-Valentine GEM is a full-service real estate firm that works in all facets of the market from development, construction and multi-family to brokerage and appraisal. He has been involved in the real estate field for the last five years and, in particular, in the industrial market. His projects have included working  with clients on remediation needs and addressing the various zoning and other regulations at the state, county and city level. In 2009, Mr. Ireland was self-employed and began his involvement in the real estate field. Prior to his real estate experience, Mr. Ireland owned and managed Main Line Supply Co. Inc., a wholesale industrial distribution business serving the Ohio Valley region, from 1983 through 2008. He managed its sales network, compensation programs and sales platforms. Mr. Ireland received a B.A. degree from Wake Forest University.

Mr. Ireland’s extensive experience in all aspects of the local real estate market, including finding and vetting suitable acquisition targets, makes him well qualified as a member of our Board.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our President devotes approximately 75% of his business time to our company. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us.

Currently we have only two officers and two directors (the same persons) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Both directors’ terms of office expire on June 30, 2015. All officers are appointed annually by the Board of Directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the Board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the Chairman of the Board’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have an effective committees system. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” below.

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All directors will be reimbursed by us for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Code of Ethics

Our Board of Directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.

Our code of ethics is posted on our Internet website at www.firstprioritytaxsolutions.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to Michael Heitz, our President, at First Priority Tax Solutions Inc., 137 N. Main Street, Suite 200A, Dayton, Ohio 45402. Any waivers of the application, and any amendments to, our code of ethics must be made by our Board of Directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website, www.firstprioritytaxsolutions.com.

Stock Option Plan

Pursuant to the October 9, 2014 Board of Directors’ approval and subsequent stockholder approval, we adopted our 2014 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,000,000 shares of our common stock. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a registration statement on Form S-8 so as to register those 1,000,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the reporting requirements under the Securities Exchange Act of 1934 and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan.

Our Board of Directors adopted the Plan to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of our company. The Board of Directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants and advisors to focus on the long-term growth of stockholder value. The Board of Directors believes that important advantages to our company are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

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Summary Description of Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, our company with additional incentives by increasing their ownership interest in the company. Our directors, officers and other employees are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any. In addition, individuals who have agreed to become an employee, director, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditioned in each case on actual employment, directorship, advisor and/or consultant status. The Plan provides for the issuance of NSOs only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. Further, NSOs have two disadvantages compared to ISOs in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSOs is treated as compensation which is taxed at higher rates than long-term capital gains.

Our Board of Directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed ten years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the Board of Directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No. 33-7646, effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

•	decrease the NSO price (except as provided in the Plan) or change the classes of persons eligible to participate in the Plan, or

•	extend the NSO period, or

•	materially increase the benefits accruing to Plan participants, or

•	materially modify Plan participation eligibility requirements, or

•	extend the expiration date of the Plan.

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Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the Board of Directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	-	-	1,000,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,000,000

Summary Compensation Table

The following table shows, for the three months ended June 30, 2014, compensation awarded to or paid to, or earned by, our Chief Executive Officer and only other employee (the “Named Executive Officer”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total

Michael Heitz, President	2014	$-	$-	$-	$-
Steve Ireland, Secretary	2014	$-	$-	$-	$-

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 24, 2014.

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PRINCIPAL STOCKHOLDERS

As of December 24, 2014, we had 5,740,000 shares of common stock outstanding which were held by 33 stockholders. The table below sets forth the ownership of certain individuals and entities. This table discloses those persons known by the Board of Directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 24, 2014, of all our directors and executive officers, and of our directors and officers as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class
Michael Heitz	4,000,000	69.7%
Steve Ireland	-	-
Officers and directors as a group (2 persons)	4,000,000	69.7%

______________

(1)	The address for each person is 137 N. Main Street, Suite 200A, Dayton, Ohio 45402

(2)

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The sole promoter of our company is Michael Heitz, our President.

We entered into an agreement regarding our President lending funds to us if necessary (Exhibit 10.2). No amounts were outstanding under this agreement as of December 24, 2014. A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. Exhibit 10.2 is filed as part of our registration statement, of which this prospectus is a part.

We have been provided office space by our President at no cost.

MARKET FOR SECURITIES

There is no established public market for our shares of common stock, and a public market may never develop. A market-maker has filed an application with FINRA so as to be able to quote the shares of common stock on the OTC Bulletin Board maintained by FINRA commencing upon the effectiveness of our registration statement, of which this prospectus is a part. There can be no assurance as to whether such market-maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our shares of common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no common equity of our company subject to outstanding stock options, warrants or other rights to purchase, or securities convertible into or exchangeable for, our common equity.

DESCRIPTION OF CAPITAL STOCK

We were formed as a Delaware corporation on March 31, 2014. We are authorized to issue 92,000,000 shares of common stock and 8,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 8,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue up to 8,000,000 shares of preferred stock with voting, liquidation, conversion or other rights that could adversely affect the rights of the holders of common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

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Among other rights, our Board of Directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 92,000,000 shares of common stock. There are 5,740,000 shares of our common stock issued and outstanding at December 24, 2014 that are held by 33 stockholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also “Plan of Distribution” subsection entitled “Selling stockholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” regarding negative implications of being classified as a “penny stock.”

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Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ Stock Market, which would apply only if our common stock were ever listed on NASDAQ, which is unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of our company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Stockholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stock. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stock. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Delaware corporation, we are subject to the Delaware General Corporation Law (“Delaware law”). Certain provisions of Delaware law create rights that might be deemed material to our stockholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our stockholders may believe to be in their best interests.

Directors’ Duties. Delaware law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and stockholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our Board of Directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws. Our certificate of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the Board of Directors. In exercising this discretion, our Board of Directors could conceivably alter our bylaws in ways that would affect the rights of our stockholders and the ability of any stockholder or group to effect a change in our control; however, the Board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

50

SHARES ELIGIBLE FOR FUTURE SALE

The number of shares of common stock that could be sold by our non-affiliate stockholders pursuant to Rule 144 (once we are eligible) would be an aggregate of 1,740,000 shares which may be sold by our 32 stockholders, excluding our President who, as an underwriter, is not eligible to utilize Rule 144, each commencing in May or June 2015, since the private placement occurred while we were a non-reporting entity. Additionally, our other director, an affiliate, may only sell up to 1% of all outstanding common stock each three months.

We have agreed to register 1,740,000 shares of the 5,740,000 shares currently outstanding for sale by non-affiliate security holders, although we are not obligated to do so by virtue of any registration rights agreement or other agreement.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•	on any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	in a combination of any of the above.

If any of the selling stockholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in our company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in our registration statement as required and filing the agreement as an exhibit to our registration statement. Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders. Accordingly, a prospectus supplement will be filed under these circumstances.

Selling stockholders (excluding Michael Heitz, our President) will sell their shares of common stock at a fixed price of $0.02 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. Mr. Heitz, who is deemed to be an underwriter, must offer his shares at a fixed price of $0.02 per share for the duration of this offering (even if our shares are later quoted on the OTC Bulletin Board).

51

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders, except for our President who is ineligible because he is functioning as an underwriter, may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

(a)	adequate current public information with respect to the issuer must be available;

(b)

restricted securities must meet a six-month holding period if purchased from a reporting company or 12 months if purchased (as is the case in this instance) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer. Because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement in May and June 2014, the shares of our common stock covered by this registration statement will meet the 12-month holding period in May and June 2015;

(c)

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (there is no 1% limitation applied to non-affiliate sales);

(d)

the securities must be sold in ordinary “brokers’ transactions” within the meaning of section 4(4) of the Securities Act or in transactions directly with a market-maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees; and

(e)

if the amount of securities to be sold pursuant to Rule 144 during any three-month period by an affiliate exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the selling security holder (if an affiliate) must file a notice in Form 144 with the SEC.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker’s transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting company or 12 months if purchased (as is the case in this instance) from a non-reporting entity. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement in May and June 2015, except for our President who, as an underwriter, is ineligible to use Rule 144.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market-makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market-makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market-makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

52

Affiliates and/or promoters of our company who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling stockholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

•	date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (except as to Michael Heitz, our President); or

•	date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling stockholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTC Bulletin Board as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market-maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market-maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market-maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

53

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market-maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market-maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTC Bulletin Board will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTC Bulletin Board in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin Board service. For Bulletin Board securities, there only has to be one market-maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stock unless the broker-dealer has first provided to the customer a standardized disclosure document.

54

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stock to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stock for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stock and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stock, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stock are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stock.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading, commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, stockholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “blue sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

55

Selling stockholders may contact us directly to ascertain procedures necessary for compliance with blue sky laws in the applicable states relating to sellers and/or purchasers of shares of our common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in 41 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Forty-one states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

56

EXPERTS

The financial statements of First Priority Tax Solutions Inc. as of June 30, 2014 and for the period from March 31, 2014 (inception) through June 30, 2014, included in this prospectus have been audited by Li and Company, PC, independent registered public accountants, and have been so included in reliance upon the report of Li and Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

Following the effective date of this registration statement, we will became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

First Priority Tax Solutions Inc.

137 N. Main Street, Suite 200A

Dayton, Ohio 45402

(859) 268-6264

57

First Priority Tax Solutions Inc.

June 30, 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

First Priority Tax Solutions Inc.

We have audited the balance sheet of First Priority Tax Solutions Inc. (the “Company”) as of June 30, 2014 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 31, 2014 (inception) through June 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and the results of its operations and its cash flows for the reporting period from March 31, 2014 (inception) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at June 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC

Li and Company, PC

Skillman, New Jersey

October 15, 2014

F-2

First Priority Tax Solutions Inc.
Balance Sheet

June 30, 2014

Assets
Current Assets
Cash	$78,474
Stock subscription receivable	36,951
Property purchase deposit	5,000

Total current assets	120,425

Total Assets	$120,425

Liabilities and Stockholders' Equity
Current Liabilities
Accrued expenses	$279

Total current liabilities	279

Note payable	85,000

Total liabilities	85,279

Stockholders' Equity
Preferred stock par value $0.000001: 8,000,000 shares authorized;
none issued or outstanding	-
Common stock par value $0.000001: 92,000,000 shares authorized;
5,740,000 shares issued and outstanding	6
Additional paid-in capital	50,949
Accumulated deficit	(15,809)

Total Stockholders' Equity	35,146

Total Liabilities and Stockholders' Equity	$120,425

See accompanying notes to the financial statements.

F-3

First Priority Tax Solutions Inc.
Statement of Operations

For the Period from
March 31, 2014
(Inception) through
June 30, 2014

Revenue	$-

Operating Expenses
Professional fees	14,000
General and administrative	1,530

Total operating expenses	15,530

Loss from Operations	(15,530)

Other (Income) Expense
Interest expense	279

Other (income) expense, net	279

Loss before Income Tax Provision	(15,809)

Income Tax Provision	-

Net Loss	$(15,809)

Earnings per share
Basic and Diluted	$(0.00)

Weighted average common shares outstanding
Basic and Diluted	$4,000,000

See accompanying notes to the financial statements.

F-4

First Priority Tax Solutions Inc.
Statement of Changes in Stockholders' Equity
For the Period from March 31, 2014 (Inception) through June 30, 2014

	Common Stock par value $0.000001		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

March 31, 2014 (Inception)	-	$-	$-	$-	$-

Shares issued to founder for compensation	4,000,000	4	-	-	4

Shares issued for cash at $0.02 per share on June 30, 2014	1,740,000	2	36,949	-	36,951

Expenses paid by president	-	-	14,000	-	14,000

Net loss	-	-	-	(15,809)	(15,809)

Balance, June 30, 2014	5,740,000	$6	$50,949	$(15,809)	$35,146

See accompanying notes to the financial statements.

F-5

First Priority Tax Solutions Inc.
Statement of Cash Flows

For the Period from
March 31, 2014
(Inception) through
June 30, 2014

Cash Flows from Operating Activities
Net loss	$(15,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	4
Changes in operating assets and liabilities:
Accrued expenses	279

Net Cash Used in Operating Activities	(15,526)

Cash Flows from Investing Activitites

Property purchase deposit	(5,000)

Net cash used in investing activities	(5,000)

Cash Flows from Financing Activities
Proceeds from note payable	85,000
Contribution to capital	14,000

Net Cash Provided by Financing Activities	99,000

Net Change in Cash	78,474

Cash - beginning of reporting period	-

Cash - end of reporting period	$78,474

Supplemental disclosure of cash flow information:
Interest paid	$-
Income tax paid	$-

Supplemental disclosure of non-cash investing and financing activities:
Stock subscription receivable	$36,951

See accompanying notes to the financial statements.

F-6

First Priority Tax Solutions Inc.

June 30, 2014

Notes to the Financial Statements

Note 1 - Organization and Operations

First Priority Tax Solutions Inc. (“First Priority” or the “Company”) was incorporated on March 31, 2014 under the laws of the State of Delaware.

The Company intends to engage in the business of acquiring, developing and managing residential and commercial income-producing properties in the Cincinnati and Dayton, Ohio metropolitan areas. Revenue will be generated primarily from rental income from the tenants occupying the properties acquired.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year End

The Company elected June 30th as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

F-7

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instrument and Fair Value Measurements

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-8

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, stock subscription receivable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at June 30, 2014.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-9

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Residential property leases will be for terms of generally one year or less. Rental income is recognized on a straight-line basis over the term of the lease.

Rent concessions, including free rent if incurred in connection with residential property leases, will be amortized on a straight-line basis over the terms of the related leases (generally one year) and will be charged as a reduction of rental revenue.

F-10

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the current enacted tax rates and laws. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share (“EPS”) are the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-11

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: (a) exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued; (b) the proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.); and (c) the incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the period from March 31, 2014 (inception) through June 30, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-12

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

  Identify the contract(s) with the customer;
  Identify the performance obligations in the contract;
  Determine the transaction price;
  Allocate the transaction price to the performance obligations in the contract; and
  Recognize revenue when (or as) the entity satisfies a performance obligations.

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

  Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations);
  Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations; and
  Assets recognized from the costs to obtain or fulfill a contract.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The June 2014 amendments remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

F-13

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Further, the June 2014 amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The June 2014 amendments also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-14

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

(a)	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans),

(b)	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, and

(c)	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

(a)	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern,

(b)	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, and

(c)	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The August 2014 amendments are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 - Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at June 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-15

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Note Payable

On June 1, 2014, the Company entered into a note payable with a third party in the amount of $85,000. The note bears interest at 4% per annum with interest and principal due on June 1, 2016.

Note 5 - Stockholders’ Equity

Shares Authorized

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is Ninety Two Million (92,000,000) shares of Common Stock, par value $0.000001 per share, and Eight Million (8,000,000) shares of Preferred Stock, par value $0.000001 per share.

Common Stock

On March 31, 2014, upon formation, the Company issued an aggregate of 4,000,000 shares of the newly formed corporation’s common stock to its President at the par value of $0.000001 per share or $4 for compensation.

From March 31, 2014 through June 30, 2014, the Company authorized the issuance of 1,740,000 shares of its common stock for cash at $0.02 per share for a total of $36,951. The sale of common stock is reflected as a stock subscription receivable in current assets with the money for such sale being collected on August 21, 2014.

Note 6 - Related Party Transactions

Free Office Space

The Company has been provided office space by its President at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

In June 2014, the Company’s president paid $14,000 in legal expenses for the Company which has been treated as a contribution to capital.

Note 7 - Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

At June 30, 2014, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $15,809 that may be offset against future taxable income through 2034. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $5,375 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the full valuation allowance.

F-16

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $5,375 for the period from March 31, 2014 (Inception) through June 30, 2014.

Components of deferred tax assets are as follows:

June 30, 2014
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$5,375
Less valuation allowance	(5,375)
Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from March 31, 2014 (Inception) through June 30, 2014
Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

Note 8 - Concentration in Geographic Areas

The Company operates in the real estate industry and the operations will be concentrated in the Cincinnati and Dayton, Ohio metropolitan areas.

Note 9 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were reportable subsequent events to be disclosed.

Pursuant to the October 9, 2014 Board of Directors’ approval and subsequent stockholder approval, the Company adopted its 2014 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,000,000 shares of its common stock. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code.

No options are outstanding or have been issued under the Plan.

F-17

First Priority Tax Solutions Inc.

September 30, 2014

F-18

First Priority Tax Solutions Inc.

Balance Sheets

	September 30, 2014	June 30, 2014
	(Unaudited)

Assets
Current Assets
Cash	$38,048	$78,474
Stock subscription receivable	-	36,951
Property purchase deposit	-	5,000
Notes receivable	6,690	-

Total current assets	44,738	120,425

Real Estate
Land	15,000	-
Building	60,000	-
Accumulated depreciation	(500)	-

Real estate, net	74,500	-

Total Assets	$119,238	$120,425

Liabilities and Stockholders' Equity
Current Liabilities
Accrued expenses	$1,136	$279

Total current liabilities	1,136	279

Note payable	85,000	85,000

Total liabilities	86,136	85,279

Stockholders' Equity
Preferred stock par value $0.000001: 8,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.000001: 92,000,000 shares authorized; 5,740,000 shares issued and outstanding	6	6
Additional paid-in capital	53,349	50,949
Accumulated deficit	(20,253)	(15,809)

Total Stockholders' Equity	33,102	35,146

Total Liabilities and Stockholders' Equity	$119,238	$120,425

See accompanying notes to the financial statements.

F-19

First Priority Tax Solutions Inc.

Statement of Operations

For the three months
ended
September 30, 2014
(Unaudited)

Revenue	$8,900

Cost of revenue	2,400

Gross margin	6,500

Operating Expenses
Professional fees	8,309
General and administrative	1,778

Total operating expenses	10,087

Loss from Operations	(3,587)

Other (Income) Expense
Interest expense	857

Other (income) expense, net	857

Loss before Income Tax Provision	(4,444)

Income Tax Provision	-

Net Loss	$(4,444)

Earnings per share
- Basic and Diluted	$(0.00)

Weighted average common shares outstanding
- Basic and Diluted	5,740,000

See accompanying notes to the financial statements.

F-20

First Priority Tax Solutions Inc.

Statement of Changes in Stockholders' Equity

For the Period from March 31, 2014 (Inception) through September 30, 2014

(Unaudited)

	Common Stock par value $0.000001		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

March 31, 2014 (Inception)	-	$-	$-	$-	$-

Shares issued to founder for compensation	4,000,000	4			4

Shares issued for cash at $0.02 per share on June 30, 2014	1,740,000	2	36,949		36,951

Expenses paid by president			14,000		14,000

Net loss				(15,809)	(15,809)

Balance, June 30, 2014	5,740,000	6	50,949	(15,809)	35,146

Expenses paid by president			2,400		2,400

Net loss				(4,444)	(4,444)

Balance, September 30, 2014	5,740,000	$6	$53,349	$(20,253)	$33,102

See accompanying notes to the financial statements.

F-21

First Priority Tax Solutions Inc.

Statement of Cash Flows

For the three months
ended
September 30, 2014
(Unaudited)

Cash Flows from Operating Activities
Net loss	$(4,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	500
Changes in operating assets and liabilities:
Accrued expenses	857

Net Cash Used in Operating Activities	(3,087)

Cash Flows from Investing Activitites
Notes receivable	(6,690)
Purchase of real estate	(75,000)

Net cash used in investing activities	(81,690)

Cash Flows from Financing Activities
Proceeds from sales of stock for cash	36,951

Net Cash Provided by Financing Activities	36,951

Net Change in Cash	(47,826)

Cash - beginning of reporting period	78,474

Cash - end of reporting period	$30,648

Supplemental disclosure of cash flow information:
Interest paid	$-
Income tax paid	$-

See accompanying notes to the financial statements.

F-22

First Priority Tax Solutions Inc.

September 30, 2014

Notes to the Financial Statements

(Unaudited)

Note 1 – Organization and Operations

First Priority Tax Solutions, Inc. (“First Priority” or the “Company”) was incorporated on March 31, 2014 under the laws of the State of Delaware.

The Company intends to engage in the business of acquiring, developing and managing residential and commercial income-producing properties in the Cincinnati and Dayton, Ohio metropolitan areas. Revenue will be generated primarily from rental income from the tenants occupying the properties acquired.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the reporting period ended June 30, 2014 and notes thereto contained in the Company’s Registration Statement on Form S-1, of which this is a part.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year End

The Company elected June 30th as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

F-23

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instrument and Fair Value Measurements

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-24

The carrying amounts of the Company’s financial assets and liabilities, such as cash, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2014.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

F-25

Real Estate

Real Estate is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Building	30

Land	N/A

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a. the nature of the relationship(s) involved b. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

F-26

Residential property leases will be for terms of generally one year or less. Rental income is recognized on a straight-line basis over the term of the lease.

Rent concessions, including free rent if incurred in connection with residential property leases, will be amortized on a straight-line basis over the terms of the related leases (generally one year) and will be charged as a reduction of rental revenue.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the current enacted tax rates and laws. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") are the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-27

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the interim period ended September 30, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

F-28

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

F-29

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Real Estate

As of September 30, 2014, real estate investment consisted of one commercial property located at 1784 Stanley Avenue, Dayton, Ohio, which is not yet rented.

Depreciation expense for the three months ended September 30, 2014 totaled $500.

Note 5 - Notes Receivable

On July 10, 2014, the Company sold property located at 1029 Valley St, Dayton, Ohio to a third party and received a promissory note in the amount of $4,400. The Company accreted interest at 5% per annum on the note ($77). The note requires monthly payments of $400 commencing on September 1, 2014. With the down payment and the first month’s receipt of payment, the note has a balance of $3,190 at September 30, 2014.

On August 21, 2014, the Company sold property located at 1061 Gerhard St, Dayton, Ohio to a third party and received a promissory note in the amount of $4,500. The Company accreted interest at 5% per annum on the note ($60). The note requires monthly payments of $500 commencing on October 1, 2014. With the down payment, the note has a balance of $3,500 at September 30, 2014.

F-30

Note 6 - Note Payable

On June 1, 2014, the Company entered into a note payable with a third-party in the amount of $85,000. The note bears interest at 4% per annum with interest and principal due on June 1, 2016.

Note 7 – Stockholders’ Equity

Shares Authorized

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is Ninety Two Million (92,000,000) shares of Common Stock, par value $0.000001 per share, and Eight Million (8,000,000) shares of Preferred Stock, par value $0.000001 per share.

Common Stock

On March 31, 2014, upon formation, the Company issued an aggregate of 4,000,000 shares of the newly formed corporation’s common stock to its Chief Executive Officer at the par value of $0.000001 per share or $4 for compensation.

From March 31, 2014 through June 30, 2014, the Company authorized the issuance of 1,740,000 shares of its common stock for cash at $0.02 per share for a total of $36,951.

Note 8 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

In June 2014, the Company’s president paid $14,000 in legal expenses for the Company which has been treated as a contribution to capital.

In July 2014, the Company’s president contributed two properties in Dayton, Ohio. Both properties were recognized at no cost to the Company. The president also paid for repairs and maintenance on theses properties totaling $2,400. The amount has been shom as a contribution to capital.

Note 9 – Concentration in Geographic Areas

The Company operates in the Real Estate industry and the operations will be concentrated in the Cincinnati and Dayton, Ohio metropolitan areas.

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-31

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

4,000,000 Shares

First Priority Tax Solutions Inc.

Common Stock

PROSPECTUS

_______, 2015

Until ___________, 2015 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

58

PART II

NFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter’s expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$9.30
FINRA Filing Fee	100.00
Accounting fees and expenses*	5,000.00
Legal fees and expenses*	35,000.00
Transfer Agent fees*	2,500.00
Blue Sky fees and expenses*	5,000.00
Miscellaneous expenses*	2,390.70
Total	50,000.00

* Indicates expenses that have been estimated for filing purposes.

ITEM 32. SALES TO SPECIAL PARTIES

None

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-11, the Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

Of the total outstanding shares, 4,000,000 shares were sold on March 31, 2014 to Michael Heitz, the Company’s President, in consideration for $4.00, or $0.000001 per share, the par value of the common stock.

In May and June 2014, an additional 1,740,000 shares were issued to 32 additional stockholders at $0.02 per share for $36,951 in cash. These stockholders had an opportunity to ask questions of and receive answers from executive officers of the Registrant and were provided with access to the Registrant’s documents and records in order to verify the information provided. Each of these 32 stockholders who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Registrant had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between executives of the Registrant and the individual purchaser and met the standards for participation in a non-public offering under Section 4(a)(2) of the Securities Act of 1933, as amended. We have made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of the sophistication of each investor, as well as education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us. In addition to providing proof that each stockholder paid for their shares as indicated in their respective Subscription Agreements, such agreements also verify that each stockholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each stockholder agreed to act independently. Each investor signed the same form of Subscription Agreement. A form of the Subscription Agreement is filed as Exhibit 10.3 to this registration statement.

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No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has provisions in its Certificate of Incorporation at Articles EIGHTH and NINTH thereof providing for indemnification of its directors and officers as follows:

“EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.”

Additional indemnification provisions are contained in the Company's By-Laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as ex-pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

Not applicable

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ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description
3.1	Certificate of Incorporation of First Priority Tax Solutions Inc.
3.2	By-Laws of First Priority Tax Solutions Inc.
5.1	Opinion of Olshan Frome Wolosky LLP, as to the legality of the shares of common stock.
10.1	2014 Non-Statutory Stock Option Plan.
10.2	Agreement between First Priority Tax Solutions Inc. and its President.
10.3	Form of Subscription Agreement.
10.4	Promissory Note issued to Holly1 LLC.
14.1	Code of Business Conduct and Ethics.
14.2	Code of Ethics for the CEO and Senior Financial Officers.
21.1	Subsidiaries of the Registrant.
23.1 *	Consent of Li & Company, PC.
23.2	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).

___________

Unless otherwise indicated, exhibits were previously filed.

* Filed herewith.

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

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ITEM 37. UNDERTAKINGS

The undersigned Registrant hereby undertakes that:

1.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.  To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  Include any additional or changed material information on the plan of distribution.

2.  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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The undersigned Registrant hereby undertakes that:

4.  For the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That for the purpose of determining liability under the Securities Act to any purchaser:

5.  Since the Registrant is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.  Request for Acceleration of Effective Date. If the Registrant requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned in the City of Dayton, State of Ohio, on December 24, 2014.

FIRST PRIORITY TAX SOLUTIONS INC.

By:	/s/ Michael Heitz
Michael Heitz
President (principal executive officer and principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Michael Heitz	President and Director	December 24, 2014
Michael Heitz	(principal executive officer and principal financial and accounting officer)

/s/ Steve Ireland	Secretary and Director	December 24, 2014
Steve Ireland

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